UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2016

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2016, the Compensation Committee of Office Depot, Inc. (the “Company”) approved amendments to certain outstanding awards made under the Company’s long-term incentive plans to the Company’s Executive Vice President and Chief Financial Officer, Stephen Hare. The amendments permit continued vesting on outstanding RSUs awarded in fiscal years 2016 and 2017 and outstanding PSUs awarded in fiscal years 2016 and 2017 (the “Eligible PSUs”) in the event the executive voluntarily terminates his employment with the Company after March 31, 2018. Any payout in the Eligible PSUs will be based on actual performance as certified by the Compensation Committee.

Payment of each amended award will be made in accordance with the applicable award agreement’s existing payment schedule and, except as described in this Current Report, all other terms related to such awards will continue to apply.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: December 23, 2016

	By:	/s/ Stephen R. Calkins
Stephen R. Calkins Executive Vice President, Chief Legal Officer & Corporate Secretary